As filed with the U.S. Securities and Exchange Commission on August 30 , 2018

File No. 001-38519

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-1436829
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1010 Atlantic Avenue Alameda, California	94502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 871-4190

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business

The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the section of the Information Statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections of the Information Statement entitled “Summary and Selected Financial Data,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the section of the information statement entitled “Business—Facilities.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section of the Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section of the Information Statement entitled “Management” and “Security Ownership of Certain Beneficial Owners and Management.” Those sections are incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the sections of the Information Statement entitled “Management—Compensation of Directors” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Party Transactions; and Director Independence

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors—Risks Related to our Relationship with BioTime,” “Management,” “Executive Compensation,” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section of the Information Statement entitled “Business—Legal Proceedings.” This section is incorporated herein by reference.

Item 9. Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors,” “Dividend Policy,” “Capitalization,” “The Distribution,” “Shares Eligible for Future Sale,” and “Description of Securities.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

The information required by this item is contained under the section of the Information Statement entitled “Certain Relationships and Related Party Transactions.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors—Risks Pertaining to Our Common Stock,” “Dividend Policy” and “Description of Securities.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the section of the Information Statement entitled “Management—Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Index to Audited Consolidated Financial Statements and Unaudited Condensed Consolidated Interim Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statement and Exhibits

(a) Financial Statements

The information required by this item is contained under the section of the Information Statement entitled “Index to Audited Consolidated Financial Statements and Unaudited Condensed Consolidated Interim Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

(b) Exhibits.

Exhibit Number	Exhibit Description

2.1	Asset Purchase Agreement, dated as of August 13, 2018, by and between Escape Therapeutics, Inc. and AgeX Therapeutics, Inc.**##+

3.1	Certificate of Incorporation*

3.2	Bylaws*

4.1	Specimen of Common Stock Certificate**

10.1	Asset Contribution and Separation Agreement, dated August 17, 2017, between BioTime, Inc. and AgeX Therapeutics, Inc. (filed as Exhibit 10.1 to BioTime, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and incorporated herein by reference)#

10.2	License Agreement, dated August 17, 2017, between BioTime, Inc. and AgeX Therapeutics, Inc. (filed as Exhibit 10.2 to BioTime, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and incorporated herein by reference)#

10.3	Option to Purchase Shares of AgeX Therapeutics, Inc., dated August 4, 2017, granted by BioTime, Inc. to Alfred D. Kingsley (filed as Exhibit 10.3 to BioTime, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and incorporated herein by reference)†

10.4	AgeX Therapeutics, Inc. 2017 Equity Incentive Plan (filed as Exhibit 10.1 to BioTime, Inc.’s Current Report on Form 8-K filed with the SEC on October 16, 2017, and incorporated herein by reference)†

10.5	Form of AgeX Therapeutics, Inc. Stock Option Agreement (filed as Exhibit 10.2 to BioTime, Inc.’s Current Report on Form 8-Q filed with the SEC on October 16, 2017, and incorporated herein by reference)†

10.6	Asset Purchase Agreement, dated March 21, 2018, between Ascendance Biotechnology, Inc. and AgeX Therapeutics, Inc.**##+

10.7	Sublicense Agreement, dated September 26, 2017, between BioTime, Inc. and AgeX Therapeutics, Inc.** ##

10.8	First Amendment, dated November 8, 2017, to License Agreement, dated August 17, 2017, between BioTime, Inc. and AgeX Therapeutics, Inc. *

10.9	Sublicense Agreement, dated August 17, 2017, by and among OrthoCyte Corporation, BioTime, Inc. and AgeX Therapeutics, Inc. *##

10.10	First Amendment, dated November 8, 2017, to Sublicense Agreement, dated August 17, 2017, between OrthoCyte Corporation, BioTime, Inc. and AgeX Therapeutics, Inc. *

10.11	License Agreement, dated August 17, 2017, by and between ES Cell International Ptd Ltd., BioTime, Inc. and AgeX Therapeutics, Inc. *##

10.12	Shared Facilities and Services Agreement, dated August 17, 2017, between BioTime, Inc. and AgeX Therapeutics, Inc.*

10.13	Employee Matters Agreement, dated August 17, 2017, between BioTime, Inc. and AgeX Therapeutics, Inc.*

10.14	Employment Agreement, by and between AgeX Therapeutics, Inc. and Hal Sternberg, dated August 21, 2017.†*

10.15	Tax Matters Agreement, dated August 17, 2017, between BioTime, Inc. and AgeX Therapeutics, Inc.*[1]

10.16	Form of Registration Rights Agreement.*

10.17	License Agreement, dated August 17, 2017, between BioTime, Inc. and AgeX Therapeutics, Inc.* ##

21.1	Subsidiaries of the Registrant.*

99.1	Information Statement of AgeX Therapeutics, Inc., preliminary and subject to completion, dated August 30 , 2018**

* Previously filed.

** Filed herewith.

† Indicates management contract or compensatory plan.

# Confidential treatment has been granted with respect to portions of this exhibit (indicated by asterisks) and those portions have been separately filed by BioTime, Inc. with the Securities and Exchange Commission.

## Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

+ Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment no. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 30th day of August, 2018.

AGEX THERAPEUTICS, INC.

By:	/s/ Michael D. West
Michael D. West
Chief Executive Officer